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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-A

                  For Registration of Certain Classes of Securities
                       Pursuant to Section 12(b) or (g) of the
                           Securities Exchange Act of 1934

           Community First Bankshares, Inc.           CFB Capital II
           --------------------------------      ---------------------------
         (Exact name of co-registrant           (Exact name of co-registrant
          as specified in its charter)           as specified in its charter)

                    Delaware                            Delaware
         -------------------------------         --------------------------
    (State of incorporation or organization)     (State of incorporation or
                                                      organization)

                 46-0391436                            45-0447717
         -------------------------------         --------------------------
    (I.R.S. Employer Identification No.)            (I.R.S. Employer
                                                    Identification No.)


                                  520 Main Avenue
                             Fargo, North Dakota 58124-0001
                             ------------------------------
                   (Address of principal executive offices and zip code)

If this Form relates to the          If this Form relates to the registration
registration of a class of debt      of a class of debt securities and is to
securities and is effective          become effective simultaneously with the
upon filing pursuant to General effectiveness of a concurrent registration Instruction Act(c)(1) please check statement under the Securities Act of 1933
the following box.               / / pursuant to General Instruction A(c)(2)
                                     please check the following box.        / /

Securities to be registered pursuant to Section 12(b) of the Act:

    None

Securities to be registered pursuant to Section 12(g) of the Act:

    __% Cumulative Capital Securities, $25 liquidation amount

    Guarantee of Community First Bankshares, Inc. with respect to the __% Cumulative Capital Securities


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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    Incorporated by reference to the sections entitled "Description of the Capital Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" in the Registrant's Form S-3 Registration Statement (File No. 333-37521), filed with the Commission on October 9, 1997 and amended on November 24, 1997 (the "1997 Form S-3"), and the same sections in the Company's Prospectus to be filed pursuant to Rule 424(b) are deemed to be incorporated by reference herein.

Item 2.  EXHIBITS.


    4.1  Trust Agreement of CFB Capital II dated as of October 6, 1997.*
    4.2 Form of Amended and Restated Trust Agreement of CFB Capital II, to be dated December___, 1997.*
    4.3 Form of Capital Security Certificate of CFB Capital II (included as an exhibit to Exhibit 4.2).
    4.4  Form of Capital Securities Guarantee Agreement.*

    ____________________

    *    Incorporated by reference to Exhibits 4.4, 4.5 and 4.7 to the 1997
         Form S-3.

                                      SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                 COMMUNITY FIRST BANKSHARES, INC.



Dated: December 3, 1997          By   /s/Mark A. Anderson
                                      ------------------------------------------
                                      Mark A. Anderson, Executive Vice President
                                      and Chief Financial Officer

                                 CFB CAPITAL II


Dated: December 3, 1997          By   /s/Mark A. Anderson
                                      ------------------------------------------
                                      Mark A. Anderson, Administrative Trustee


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